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                                                                Exhibit 10.42

                                    GUARANTY


        GUARANTY (this "Guaranty") given as of February 18, 1998 by HEARST-ARGYLE TELEVISION, INC., a Delaware corporation (the "Guarantor"), to STC BROADCASTING, INC., a Delaware corporation ("STC Broadcasting"), STC BROADCASTING OF VERMONT, INC., a Delaware corporation ("STCBV"), STC LICENSE COMPANY, a Delaware corporation and wholly-owned subsidiary of STC BROADCASTING ("STC License Company"), and STC BROADCASTING OF VERMONT SUBSIDIARY, INC., a Delaware corporation and wholly-owned subsidiary of STCBV ("STCBV Sub") (STC Broadcasting, STCBV, STC License Company and STCBV Sub are collectively referred to herein as "STC").

        WHEREAS, STC and Hearst-Argyle Stations, Inc., a Nevada corporation ("HAT") have entered into an Asset Exchange Agreement, dated as of even date herewith (the "Exchange Agreement"), pursuant to which STC has agreed to transfer to HAT substantially all of the assets of the STC Stations, and HAT has agreed to transfer to STC substantially all of the assets of the HAT Stations (as such terms are defined in the Exchange Agreement);

        WHEREAS, HAT is a direct or indirect wholly-owned subsidiary of the Guarantor;

        WHEREAS, the Guarantor is receiving direct benefits in connection with the consummation of the transactions contemplated by the Exchange Agreement; and

        WHEREAS, as an inducement to STC to enter into and consummate the transactions contemplated by the Exchange Agreement, the Guarantor is willing to guarantee the performance obligations of HAT under the Exchange Agreement and under the other HAT Documents (as defined in the Exchange Agreement (collectively, the "Transaction Documents"));

        NOW, THEREFORE, in consideration of the foregoing, the receipt and adequacy of which are hereby acknowledged, the Guarantor hereby agrees with STC as follows:

        1. GUARANTY. The Guarantor hereby irrevocably and unconditionally guarantees to STC the prompt and complete performance of each and every obligation of HAT, direct or indirect, now existing or hereafter arising, under the Transaction Documents, including, without limitation, the due and punctual performance and observance by HAT of all of the terms, covenants, and conditions thereunder.

                 Subject to the terms and conditions of this Guaranty, this Guaranty is an absolute, unconditional, continuing guarantee, is in no way conditioned upon any event or contingency, or upon any attempt to enforce HAT's performance under the Transaction




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Documents or any other right or remedy against HAT to collect from HAT through the commencement of legal proceedings or otherwise, and shall be binding upon and enforceable in full against the Guarantor without regard to the genuineness, regularity, validity or enforceability of the Transaction Documents or any term thereof or lack of capacity, power or authority of any party executing the Transaction Documents or any circumstance which might otherwise constitute a defense available to, or a discharge of, the Guarantor in respect of this Guaranty or the obligations guaranteed hereby.

                          The obligations of the Guarantor hereunder shall not
be affected, reduced, impaired, limited or discharged, in whole or in part, by reason of the assertion by HAT of any claim of any kind relating to HAT; provided, however, that the foregoing shall not be deemed to constitute a waiver of any claims against STC available to HAT under the Transaction Documents. The Guarantor hereby acknowledges that it has received and read a copy of each of the Transaction Documents.

                          Notwithstanding anything to the contrary set forth in
this Guaranty, the Guarantor's obligations hereunder shall be subject to, and the Guarantor shall have the benefit of, any limitations, qualifications or other contingencies on the obligations and liabilities of HAT under the Transaction Documents, including, without limitation, the provisions of Section
10.4 of the Exchange Agreement.

                 2. TERM. This Guaranty is a continuing guaranty and shall continue in full force and effect until all performance obligations of HAT under the Transaction Documents and all obligations under this Guaranty have been fully and completely satisfied, notwithstanding any act, omission, or thing which might otherwise operate as a legal or equitable discharge of the Guarantor.

                 3. OBLIGATIONS ARISE UPON DELIVERY. The obligations of the Guarantor hereunder shall arise absolutely, irrevocably and unconditionally upon execution and delivery of this Guaranty.

                 4. MODIFICATIONS TO TRANSACTION DOCUMENTS; BANKRUPTCY. The obligations of the Guarantor hereunder shall not be reduced, limited, waived or terminated as a result of any amendment, waiver or modification of any Transaction Document. The obligations of the Guarantor shall not be released or affected by voluntary or involuntary proceedings by or against HAT in bankruptcy or for reorganization or other relief under any bankruptcy or insolvency law.

                 5. REPRESENTATIONS AND WARRANTIES; COVENANTS. The Guarantor hereby represents and warrants to STC as follows: (a) the Guarantor is a corporation duly organized and validly existing under the laws of Delaware; (b) the execution, delivery and performance of this Guaranty and of every term, covenant or condition herein provided for are within its corporate power and authority, are duly authorized by all proper and necessary corporate action and are not in conflict with its certificate of incorporation and bylaws or any indenture, contract or agreement to which the Guarantor is a party or by which the Guarantor is bound, or with any







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statute, rule, regulation, decree, judgment or order binding upon the Guarantor and do not require the consent or approval of any governmental authority or other third party which has not been obtained; (c) this Guaranty has been validly executed by the person authorized to do so by the Guarantor and delivered by the Guarantor to STC and constitutes a legal, valid and binding obligation of the Guarantor and is enforceable against the Guarantor in accordance with its terms except as limited by general principles of equity;
and (d) the Guarantor has received adequate, sufficient and valuable consideration for the execution, delivery and performance of this Guaranty.

                 6. WAIVERS. The Guarantor hereby waives notice of, and proof of reliance by STC upon and acceptance of this Guaranty, and of nonperformance by HAT of its obligations under the Transaction Documents and of any other notices or demands of any kind whatsoever and any requirement that STC exhaust any right or take any action against HAT or any other person or entity or any collateral.

                 7. SUBROGATION. The Guarantor will not exercise any rights which it may acquire by way of subrogation under this Guaranty or otherwise until the performance in full of all obligations guaranteed pursuant to this Guaranty.

                 8. INDEPENDENT OBLIGATIONS. The Guarantor agrees that the obligations of the Guarantor hereunder are irrevocable and are independent of the obligations of HAT under the Transaction Documents; that a separate action or actions may be brought and prosecuted against the Guarantor regardless of whether any action is brought against HAT or whether HAT is joined in any such action or actions; and that the Guarantor waives the benefit of any statute of limitations affecting the liability of the Guarantor hereunder or the enforcement hereof.

                 9.       GENERAL PROVISIONS.

                          (a)     This Guaranty constitutes the entire
agreement of the Guarantor with respect to the subject matter hereof.

                          (b)     Failure or delay by STC in exercising any
rights or remedies hereunder shall not operate as a waiver thereof. A waiver by STC on any one occasion shall not be deemed a waiver on any subsequent occasion, nor shall any single or partial exercise of any right by STC preclude any other or further exercise thereof or the exercise of any other right. All rights and remedies of STC hereunder, under the Transaction Documents, or any other agreement or instrument, or otherwise available to STC, shall be cumulative.

                          (c)     This Guaranty may not be assigned by the
Guarantor without the prior written consent of STC. This Guaranty shall inure to the benefit of STC and their successors and assigns permitted by the Transaction Documents, and shall be binding upon and enforceable against the Guarantor and its successors and assigns.







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                          (d)     The headings herein are for purposes of
reference only and shall not be considered in construing this Guaranty.

                          (e)     THIS GUARANTY SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The representations and warranties contained herein shall survive the execution and delivery of this Guaranty.

                          (f)     Any provision of this Guaranty which is
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                          (g)     All notices, demands or other communications
which may or are required to be given hereunder or with respect hereto shall be in writing, shall be delivered personally or sent by nationally recognized overnight delivery service, charges prepaid or by registered or certified mail, return receipt requested, or by telecopier (fax), and shall be deemed to have been given or made when personally delivered, the next business day after delivery to such overnight delivery service, five (5) days after deposited in the mail, first class postage prepaid, or when received if sent by telecopier
(fax), addressed or sent as follows:

              If to Guarantor:

                            Hearst-Argyle Television, Inc.
                            959 Eighth Avenue
                            New York, New York 10019
                            Attn:    Dean H. Blythe
                            Fax:     (212) 489-2314

              with copies (which shall not constitute notice) to:

                            Rogers & Wells
                            200 Park Avenue
                            New York, New York  10166
                            Attn:    Steven A. Hobbs
                            Fax:     (212) 878-8375

              If to STC:





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                             STC Broadcasting, Inc.
                             3839 4th Street North
                             Suite 420
                             St. Petersburg, Florida  33703
                             Attn:    David Fitz
                             Fax:     (813) 821-8092

              with copies (which shall not constitute notice) to:

                             Hogan & Hartson L.L.P.
                             555 Thirteenth Street, N.W.
                             Washington, D.C.  20004
                             Attn:    William S. Reyner, Jr., Esq.
                             Fax:     (202) 637-5910

              and to:

                             Hicks, Muse, Tate & Furst Incorporated
                             200 Crescent Court
                             Suite 1600
                             Dallas, Texas 75201
                             Attn:    Lawrence D. Stuart
                             Fax:     (214) 740-7355

or such other address as the addressee may indicate by written notice to the other parties.

                          (h)     The Guarantor hereby irrevocably consents to
the nonexclusive jurisdiction and venue of the courts of the State of New York and of any federal court located in New York County, New York, in connection with any action, suit or proceeding arising out of or relating to this Guaranty. The Guarantor waives the right to a trial by jury in any action, suit or proceeding arising out of or relating to this Guaranty or the Transaction Documents. The Guarantor agrees that a final judgment in any such action, suit or proceeding shall be conclusive for purposes or enforcement in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

                          (i)     At STC's option, the Guarantor may be joined
in any action, suit or proceeding against HAT in connection with the Transaction Documents. The Guarantor shall be conclusively bound by the judgment in any action, suit or proceeding by STC against HAT related to the Transaction Documents as if the Guarantor was a party thereto. The Guarantor shall be so bound even if it is not joined in such action, suit or proceeding.






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                 IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the date and year first stated above.

                                         HEARST-ARGYLE TELEVISION, INC.



                                         By:      /s/ Dean H. Blythe
                                             --------------------------------
                                                  Dean H. Blythe
                                                  Senior Vice President





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